EXHIBIT 99.1

First quarter 2021 Results
•Net income of $107.7 million, or $0.49 per common share
•Loan balances increased $381.5 million or 1.8%
•Deposit balances increased $1.3 billion or 5.1%
•Non-interest expenses decreased by $23.7 million or 11.2%

00

UMPQUA REPORTS FIRST QUARTER 2021 RESULTS
$0.49	$108	16.43%	15.9%
Net earnings per diluted common share	Net income ($ in millions)	Return on average tangible common equity ("ROATCE")	Total risk-based capital ratio (estimated)
0

CEO Commentary
“Through strategic growth, expense management, and capital allocation, we're committed to improving value for our shareholders over time. Umpqua’s reported earnings of $0.49 per share last quarter reflect the relevance of the company’s unique value proposition and customer acquisition efforts, and we're optimistic about future loan growth as our markets reopen. We’re focused on continuing to execute on our talent acquisition and other growth priorities, including key Human Digital initiatives that are an important point of differentiation and customer-engagement across digital channels.”

–Cort O’Haver, President and CEO of Umpqua Holdings Corporation
00

FIRST QUARTER HIGHLIGHTS

Net Interest Income and NIM	•Net interest income decreased by $13.5 million on a quarter to quarter basis primarily due to $9.3 million of lower Paycheck Protection Program ("PPP") fees recorded in the current period.
•Net interest margin was 3.18%, down 17 basis point due to 11 basis points of lower PPP fees recorded in the current period.

Non-Interest Income and Expense	•Non-interest income decreased by $15.2 million due to lower net mortgage banking revenue of $14.0 million.
•Non-interest expense decreased by $23.7 million primarily due to lower salaries & benefits, occupancy & equipment, and other expenses.

Credit Quality	•Net charge-offs decreased by two basis points to 0.33% of average loans and leases (annualized).
•Provision for credit losses was zero compared to $0.03 million in the prior period.
•Non-performing assets to total assets decreased five basis points to 0.19% from 0.24%.

Capital	•Estimated total risk-based capital ratio of 15.9% and estimated Tier 1 Risk Based Capital ratio of 12.6%.
•Paid a quarterly cash dividend of $0.21 per common share on February 26, 2021 to shareholders of record as of February 16, 2021.

Notable items	•$2.0 million loss on the fair value change due to model inputs of the mortgage servicing rights ("MSR") asset.
•$11.8 million gain related to the fair value of the debt capital market swap derivatives.
0

1Q21 KEY FINANCIAL DATA

PERFORMANCE METRICS		1Q21		4Q20		1Q20
Return on average assets		1.49%		2.04%		(25.82)%
Return on average tangible common equity		16.43%		23.07%		(301.30)%
Net interest margin		3.18%		3.35%		3.41%
Efficiency ratio - consolidated		56.74%		58.82%		756.29%
Loan to deposit ratio		85.61%		88.45%		93.62%

INCOME STATEMENT ($ in 000s, excl. per share data)		1Q21		4Q20		1Q20
Net interest income		$221,431		$234,907		$218,535
Provision for credit losses		$—		$29		$118,085
Non-interest income		$108,800		$123,960		$40,645
Non-interest expense		$187,592		$211,312		$1,962,658
Earnings per common share - diluted		$0.49		$0.68		($8.41)
Dividends paid per share		$0.21		$0.21		$0.21

BALANCE SHEET		1Q21		4Q20		1Q20
Total assets	$30.0	B	$29.2	B	$27.5	B
Loans and leases	$22.2	B	$21.8	B	$21.3	B
Total deposits	$25.9	B	$24.6	B	$22.7	B
Tangible book value per share[1]		$12.10		$12.21		$11.30
Book value per common shares		$12.16		$12.28		$11.39

Umpqua Holdings Corporation Contacts:
Ron Farnsworth, EVP/Chief Financial Officer, 503-727-4108, ronfarnsworth@umpquabank.com
Drew Anderson, SVP/Investor Relations Director & Chief Data Officer, 503-727-4192, drewanderson@umpquabank.com
1 "Non-GAAP" financial measure. A reconciliation to the comparable GAAP measurement is provided on page 4.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Segment Disclosures
Segment disclosures have been included on pages 15 and 16 of this press release to provide additional detail on the Company's two operating segments: Core Banking and Mortgage Banking.

The Core Banking segment includes all lines of business, except Mortgage Banking, including wholesale, retail, wealth management, as well as the operations, technology, and administrative functions of the Bank and Holding Company. The Mortgage Banking segment includes the revenue earned from the production and sale of residential real estate loans, the servicing income from our serviced loan portfolio, the quarterly changes to the mortgage servicing rights (MSR) asset, and the specific expenses that are related to mortgage banking activities including variable commission expenses. Revenue and related expenses related to residential real estate loans held for investment are included in the Core Banking segment as portfolio loans are an anchor product for our consumer channels and are originated through a variety of channels throughout the Company.

Balance Sheet
Total consolidated assets were $30.0 billion as of March 31, 2021, compared to $29.2 billion as of December 31, 2020 and $27.5 billion as of March 31, 2020. Including secured off-balance sheet lines of credit, total available liquidity was $14.2 billion as of March 31, 2021, representing 47% of total assets and 55% of total deposits.

Gross loans and leases were $22.2 billion as of March 31, 2021, an increase of $381.5 million relative to December 31, 2020. The increase in gross loans and leases is primarily due to an increase of commercial real estate balances during the quarter of $92.2 million and an increase in net PPP loan balances of $297.6 million. The change in net PPP loan balances during the quarter was the result of an increase in round two PPP net loan balances of $659.2 million, offset by a decrease in PPP round one net loan balances of $361.6 million. Please refer to the additional loan tables in the Q1 2021 Earnings Presentation for select underwriting characteristics of the loan portfolio and specific industry concentrations impacted by COVID-19.

Total deposits were $25.9 billion as of March 31, 2021, an increase of $1.3 billion from $24.6 billion as of December 31, 2020. This increase was primarily attributable to growth in non-interest bearing demand deposits of $867.7 million and growth in money market balances of $380.9 million, partially offset by a decline in time deposits of $373.6 million.

Net Interest Income
Net interest income was $221.4 million for the first quarter of 2021, down $13.5 million from the prior quarter. The decrease was primarily driven by $9.3 million of lower PPP fees recognized in the quarter compared to the prior period.

The Company's net interest margin was 3.18% for the first quarter of 2021, down 17 basis points from 3.35% for the fourth quarter of 2020 primarily driven by an eleven basis points decrease resulting from lower PPP fees recognized in the quarter.

Credit Quality
The allowance for credit losses was $331.0 million, or 1.49% of loans and leases, as of March 31, 2021, which was down from $348.7 million, or 1.60% of loans and leases, as of December 31, 2020. The provision for credit losses decreased by $0.03 million from the prior quarter level primarily due to offsetting changes in loan portfolio mix and improvement in economic forecasts used in the credit models.

Net charge-offs as a percentage of average loans and leases decreased by two basis points to 0.33% of average loans and leases (annualized) as of December 31, 2020. The decrease in net charge-offs for the quarter was primarily due to continued stable credit performance of the loan portfolio. As of March 31, 2021, non-performing assets were 0.19% of total assets, compared to 0.24% as of December 31, 2020 and 0.32% as of March 31, 2020.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Current Expected Credit Loss (CECL)
On January 1, 2020, we adopted Accounting Standards Update No. 2016-13, Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL"). In applying CECL, we use credit models that factor in economic forecasts to project life of loan performance. At the beginning of the COVID-19 pandemic, economic forecasts projected significant, negative COVID-19 related impacts to the economy; therefore we recorded significant provisions for credit losses in the first and second quarters of 2020. As those future economic forecasts have stabilized as well as incorporating loan mix changes, we recorded a recapture of $0.34 million of the allowance for credit losses in the third quarter of 2020, a $0.03 million provision for credit losses in the fourth of 2020, and no provision for credit losses in the current period.

Non-interest Income
Non-interest income was $108.8 million for the first quarter of 2021, down $15.2 million from the prior quarter driven primarily by a decrease in net mortgage banking revenue of $14.0 million.

Revenue from the origination and sale of residential mortgages was $62.5 million for the first quarter of 2021, a decrease of $20.9 million from the prior quarter. This decrease reflects a sequential quarter decrease of $133.9 million or 8% in for-sale mortgage origination volume and a decrease of 89 basis points in the home lending gain on sale margin to 3.82% for the first quarter of 2021. Of the current quarter's mortgage production, 37% related to purchase activity, compared to 48% for the prior quarter and 43% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $187.6 million for the first quarter of 2021, down $23.7 million from the prior quarter level. This decrease was primarily due to a decrease in salaries and benefits expenses of $8.3 million, a decrease in occupancy and equipment expenses of $7.1 million, and decreases in other expenses of $7.7 million.

Capital
As of March 31, 2021, the Company's tangible book value per common share1 was $12.10, compared to $12.21 in the prior quarter and $11.30 in the same period of the prior year. The decrease in tangible book value per share is attributable to increases in the fair value of trust preferred securities and a decrease in the unrealized gain of investment portfolio securities during the quarter.

The Company's estimated total risk-based capital ratio was 15.9% and its estimated Tier 1 common to risk weighted assets ratio was 12.6% as of March 31, 2021. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of March 31, 2021 are estimates, pending completion and filing of the Company's regulatory reports.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders' equity divided by tangible assets.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

The following table provides reconciliations of ending shareholders' equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Total shareholders' equity	$2,681,869	$2,704,577	$2,610,244	$2,538,339	$2,507,611
Subtract:
Goodwill	2,715	2,715	2,715	2,715	2,715
Other intangible assets, net	12,230	13,360	14,606	15,853	17,099
Tangible common shareholders' equity	$2,666,924	$2,688,502	$2,592,923	$2,519,771	$2,487,797
Total assets	$30,036,680	$29,235,175	$29,437,441	$29,645,248	$27,540,382
Subtract:
Goodwill	2,715	2,715	2,715	2,715	2,715
Other intangible assets, net	12,230	13,360	14,606	15,853	17,099
Tangible assets	$30,021,735	$29,219,100	$29,420,120	$29,626,680	$27,520,568
Common shares outstanding at period end	220,491	220,226	220,222	220,219	220,175

Total shareholders' equity to total assets ratio	8.93%	9.25%	8.87%	8.56%	9.11%
Tangible common equity ratio	8.88%	9.20%	8.81%	8.51%	9.04%
Book value per common share	$12.16	$12.28	$11.85	$11.53	$11.39
Tangible book value per common share	$12.10	$12.21	$11.77	$11.44	$11.30

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its first quarter 2021 earnings conference call on April 22, 2021, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its first quarter 2021 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 7292532. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 7292532. The earnings conference call will also be available as an audio cast, which can be accessed on the Company's investor relations page at https://www.umpquabank.com/investor-relations/.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$221,141	$240,815	$229,457	$235,174	$245,993	(8)%	(10)%
Interest and dividends on investments:
Taxable	13,112	11,951	10,168	9,015	16,605	10%	(21)%
Exempt from federal income tax	1,534	1,523	1,490	1,520	1,562	1%	(2)%
Dividends	598	659	710	568	678	(9)%	(12)%
Temporary investments and interest bearing deposits	624	531	474	403	3,331	18%	(81)%
Total interest income	237,009	255,479	242,299	246,680	268,169	(7)%	(12)%
Interest expense:
Deposits	10,678	14,567	19,121	26,222	40,290	(27)%	(73)%
Securities sold under agreement to repurchase and federal funds purchased	76	93	84	194	395	(18)%	(81)%
Borrowings	1,772	2,765	3,271	3,839	4,046	(36)%	(56)%
Junior subordinated debentures	3,052	3,147	3,249	3,922	4,903	(3)%	(38)%
Total interest expense	15,578	20,572	25,725	34,177	49,634	(24)%	(69)%
Net interest income	221,431	234,907	216,574	212,503	218,535	(6)%	1%
Provision (recapture) for credit losses	—	29	(338)	87,085	118,085	(100)%	(100)%
Non-interest income:
Service charges on deposits	9,647	10,202	10,405	8,757	11,473	(5)%	(16)%
Card-based fees	7,374	7,754	7,118	5,901	7,417	(5)%	(1)%
Brokerage revenue	3,915	4,093	3,686	3,805	4,015	(4)%	(2)%
Residential mortgage banking revenue, net	65,033	79,028	90,377	83,877	17,540	(18)%	271%
Gain (loss) on sale of debt securities, net	4	—	—	323	(133)	nm	nm
(Loss) gain on equity securities, net	(706)	(173)	(112)	240	814	308%	(187)%
Gain on loan and lease sales, net	1,373	3,374	1,092	1,074	1,167	(59)%	18%
BOLI income	2,071	2,067	2,087	2,116	2,129	0%	(3)%
Other income (expense)	20,089	17,615	17,271	9,387	(3,777)	14%	nm
Total non-interest income	108,800	123,960	131,924	115,480	40,645	(12)%	168%
Non-interest expense:
Salaries and employee benefits	124,134	132,460	120,337	116,676	109,774	(6)%	13%
Occupancy and equipment, net	34,635	41,758	36,720	36,171	37,001	(17)%	(6)%
Intangible amortization	1,130	1,246	1,247	1,246	1,247	(9)%	(9)%
FDIC assessments	2,599	3,014	2,989	3,971	2,542	(14)%	2%
Goodwill impairment	—	—	—	—	1,784,936	0%	(100)%
Other expenses	25,094	32,834	28,914	23,846	27,158	(24)%	(8)%
Total non-interest expense	187,592	211,312	190,207	181,910	1,962,658	(11)%	(90)%
Income (loss) before provision for income taxes	142,639	147,526	158,629	58,988	(1,821,563)	(3)%	nm
Provision (benefit) for income taxes	34,902	(3,204)	33,758	6,062	30,384	nm	15%
Net income (loss)	$107,737	$150,730	$124,871	$52,926	$(1,851,947)	(29)%	nm

Weighted average basic shares outstanding	220,367	220,225	220,221	220,210	220,216	0%	0%
Weighted average diluted shares outstanding	220,891	220,663	220,418	220,320	220,216	0%	0%
Earnings (loss) per common share – basic	$0.49	$0.68	$0.57	$0.24	$(8.41)	(28)%	nm
Earnings (loss) per common share – diluted	$0.49	$0.68	$0.57	$0.24	$(8.41)	(28)%	nm

nm = not meaningful

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$379,361	$370,219	$370,595	$410,769	$406,426	2%	(7)%
Interest bearing cash and temporary investments	2,861,820	2,202,962	1,849,132	1,853,505	1,251,290	30%	129%
Investment securities:
Equity and other, at fair value	82,771	83,077	82,769	81,958	80,797	0%	2%
Available for sale, at fair value	3,167,825	2,932,558	2,898,700	2,865,690	2,890,475	8%	10%
Held to maturity, at amortized cost	2,954	3,034	3,088	3,143	3,200	(3)%	(8)%
Loans held for sale	376,481	766,225	683,960	605,399	481,541	(51)%	(22)%
Loans and leases	22,160,860	21,779,367	22,426,473	22,671,455	21,251,478	2%	4%
Allowance for credit losses on loans and leases	(311,283)	(328,401)	(345,049)	(356,745)	(291,420)	(5)%	7%
Net loans and leases	21,849,577	21,450,966	22,081,424	22,314,710	20,960,058	2%	4%
Restricted equity securities	22,057	41,666	50,062	54,062	58,062	(47)%	(62)%
Premises and equipment, net	176,571	178,050	185,104	192,041	195,390	(1)%	(10)%
Operating lease right-of-use assets	100,643	104,937	107,321	111,487	115,485	(4)%	(13)%
Goodwill	2,715	2,715	2,715	2,715	2,715	0%	0%
Other intangible assets, net	12,230	13,360	14,606	15,853	17,099	(8)%	(28)%
Residential mortgage servicing rights, at fair value	100,413	92,907	93,248	96,356	94,346	8%	6%
Bank owned life insurance	322,867	323,470	326,120	324,873	322,717	0%	0%
Deferred tax asset, net	10,905	—	—	—	—	nm	nm
Other assets	567,490	669,029	688,597	712,687	660,781	(15)%	(14)%
Total assets	$30,036,680	$29,235,175	$29,437,441	$29,645,248	$27,540,382	3%	9%
Liabilities:
Deposits	$25,886,833	$24,622,201	$24,669,783	$24,844,378	$22,699,375	5%	14%
Securities sold under agreements to repurchase	420,402	375,384	388,028	398,414	346,245	12%	21%
Borrowings	281,444	771,482	996,520	1,096,559	1,196,597	(64)%	(76)%
Junior subordinated debentures, at fair value	281,580	255,217	247,045	232,936	195,521	10%	44%
Junior subordinated debentures, at amortized cost	88,212	88,268	88,325	88,382	88,439	0%	0%
Operating lease liabilities	109,014	113,593	115,790	119,885	123,962	(4)%	(12)%
Deferred tax liability, net	—	5,441	13,239	21,439	51,061	(100)%	(100)%
Other liabilities	287,326	299,012	308,467	304,916	331,571	(4)%	(13)%
Total liabilities	27,354,811	26,530,598	26,827,197	27,106,909	25,032,771	3%	9%
Shareholders' equity:
Common stock	3,515,248	3,514,599	3,512,153	3,510,145	3,507,680	0%	0%
Accumulated deficit	(871,511)	(932,767)	(1,036,931)	(1,115,414)	(1,168,340)	(7)%	(25)%
Accumulated other comprehensive income	38,132	122,745	135,022	143,608	168,271	(69)%	(77)%
Total shareholders' equity	2,681,869	2,704,577	2,610,244	2,538,339	2,507,611	(1)%	7%
Total liabilities and shareholders' equity	$30,036,680	$29,235,175	$29,437,441	$29,645,248	$27,540,382	3%	9%

Common shares outstanding at period end	220,491	220,226	220,222	220,219	220,175	0%	0%
Book value per common share	$12.16	$12.28	$11.85	$11.53	$11.39	(1)%	7%
Tangible book value per common share	$12.10	$12.21	$11.77	$11.44	$11.30	(1)%	7%
Tangible equity - common	$2,666,924	$2,688,502	$2,592,923	$2,519,771	$2,487,797	(1)%	7%
Tangible common equity to tangible assets	8.88%	9.20%	8.81%	8.51%	9.04%	(0.32)	(0.16)

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,455,773	$3,505,802	$3,533,776	$3,589,484	$3,613,420	(1)%	(4)%
Owner occupied term, net	2,358,169	2,333,945	2,411,098	2,459,954	2,472,187	1%	(5)%
Multifamily, net	3,421,320	3,349,196	3,389,034	3,466,829	3,464,217	2%	(1)%
Construction & development, net	876,297	828,478	757,462	662,703	667,975	6%	31%
Residential development, net	190,841	192,761	163,400	164,180	187,594	(1)%	2%
Commercial:
Term, net (1)	4,350,763	4,024,467	4,246,229	4,265,092	2,317,573	8%	88%
Lines of credit & other, net	825,162	862,760	894,782	940,443	1,208,051	(4)%	(32)%
Leases & equipment finance, net	1,420,977	1,456,630	1,496,650	1,522,369	1,492,762	(2)%	(5)%
Residential:
Mortgage, net	3,958,644	3,871,906	4,042,416	4,056,588	4,193,908	2%	(6)%
Home equity loans & lines, net	1,097,168	1,136,064	1,172,697	1,189,428	1,249,152	(3)%	(12)%
Consumer & other, net	205,746	217,358	318,929	354,385	384,639	(5)%	(47)%
Total loans and leases, net of deferred fees and costs	$22,160,860	$21,779,367	$22,426,473	$22,671,455	$21,251,478	2%	4%

(1)The Bank participates in the Payroll Protection Program to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include 18,135 PPP loans, totaling $2.0 billion, net of deferred fees and costs as of March 31, 2021.

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	15%	16%	16%	16%	17%
Owner occupied term, net	11%	11%	11%	11%	12%
Multifamily, net	15%	15%	15%	15%	16%
Construction & development, net	4%	4%	3%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	20%	18%	19%	19%	11%
Lines of credit & other, net	4%	4%	4%	4%	5%
Leases & equipment finance, net	6%	7%	7%	7%	7%
Residential:
Mortgage, net	18%	18%	18%	18%	20%
Home equity loans & lines, net	5%	5%	5%	5%	6%
Consumer & other, net	1%	1%	1%	1%	2%
Total	100%	100%	100%	100%	100%

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$10,500,482	$9,632,773	$9,475,244	$9,172,210	$7,169,907	9%	46%
Demand, interest bearing	3,244,624	3,051,487	2,931,990	2,813,722	2,482,908	6%	31%
Money market	7,554,798	7,173,920	7,160,838	7,262,777	7,082,011	5%	7%
Savings	2,109,211	1,912,752	1,848,639	1,730,051	1,486,909	10%	42%
Time	2,477,718	2,851,269	3,253,072	3,865,618	4,477,640	(13)%	(45)%
Total	$25,886,833	$24,622,201	$24,669,783	$24,844,378	$22,699,375	5%	14%

Total core deposits (1)	$24,740,621	$23,298,561	$23,134,283	$22,934,059	$20,398,215	6%	21%

Deposit mix:
Demand, non-interest bearing	41%	39%	38%	37%	32%
Demand, interest bearing	12%	12%	12%	11%	11%
Money market	29%	29%	29%	29%	31%
Savings	8%	8%	8%	7%	7%
Time	10%	12%	13%	16%	19%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	422,792	420,050	423,658	423,456	416,270
Demand, interest bearing	72,156	72,811	73,812	74,813	75,514
Money market	58,409	58,609	59,083	59,445	59,203
Savings	161,432	160,192	162,234	161,710	159,870
Time	43,637	48,292	52,572	57,501	62,515
Total	758,426	759,954	771,359	776,925	773,372

Average balance per account:
Demand, non-interest bearing	$24.8	$22.9	$22.4	$21.7	$17.2
Demand, interest bearing	45.0	41.9	39.7	37.6	32.9
Money market	129.3	122.4	121.2	122.2	119.6
Savings	13.1	11.9	11.4	10.7	9.3
Time	56.8	59.0	61.9	67.2	71.6
Total	$34.1	$32.4	$32.0	$32.0	$29.4

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$29,216	$31,076	$26,425	$32,412	$39,128	(6)%	(25)%
Loans and leases past due 90+ days and accruing (1)	25,612	36,361	50,269	39,818	47,185	(30)%	(46)%
Total non-performing loans and leases	54,828	67,437	76,694	72,230	86,313	(19)%	(36)%
Other real estate owned	1,405	1,810	2,369	2,578	3,020	(22)%	(53)%
Total non-performing assets	$56,233	$69,247	$79,063	$74,808	$89,333	(19)%	(37)%

Performing restructured loans and leases	$23,756	$14,991	$15,819	$15,032	$20,541	58%	16%
Loans and leases past due 31-89 days	$51,120	$72,047	$66,155	$40,583	$59,962	(29)%	(15)%
Loans and leases past due 31-89 days to total loans and leases	0.23%	0.33%	0.29%	0.18%	0.28%
Non-performing loans and leases to total loans and leases (1)	0.25%	0.31%	0.34%	0.32%	0.41%
Non-performing assets to total assets(1)	0.19%	0.24%	0.27%	0.25%	0.32%

(1)Excludes certain mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $20.0 million, $2.6 million, and $5.3 million at September 30, 2020, June 30, 2020, and March 31, 2020, respectively. There were no non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so at March 31, 2021 and December 31, 2020.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$328,401	$345,049	$356,745	$291,420	$157,629	(5)%	108%
Impact of adoption of CECL	—	—	—	—	49,999	nm	nm
Adjusted balance, beginning of period	328,401	345,049	356,745	291,420	207,628	(5)%	58%
Provision for credit losses on loans and leases	526	3,104	1,785	81,484	105,502	(83)%	(100)%
Charge-offs	(20,915)	(23,942)	(16,646)	(19,453)	(24,455)	(13)%	(14)%
Recoveries	3,271	4,190	3,165	3,294	2,745	(22)%	19%
Net charge-offs	(17,644)	(19,752)	(13,481)	(16,159)	(21,710)	(11)%	(19)%
Balance, end of period	$311,283	$328,401	$345,049	$356,745	$291,420	(5)%	7%
Reserve for unfunded commitments
Balance, beginning of period	$20,286	$24,306	$26,368	$20,927	$5,106	(17)%	297%
Impact of adoption of CECL	—	—	—	—	3,238	nm	nm
Adjusted balance, beginning of period	20,286	24,306	26,368	20,927	8,344	(17)%	143%
(Recapture) provision for credit losses on unfunded commitments	(526)	(4,020)	(2,062)	5,441	12,583	(87)%	(104)%
Balance, end of period	19,760	20,286	24,306	26,368	20,927	(3)%	(6)%
Total Allowance for credit losses (ACL)	$331,043	$348,687	$369,355	$383,113	$312,347	(5)%	6%

Net charge-offs to average loans and leases (annualized)	0.33%	0.35%	0.24%	0.29%	0.41%
Recoveries to gross charge-offs	15.64%	17.50%	19.01%	16.93%	11.22%
ACLLL to loans and leases	1.40%	1.51%	1.54%	1.57%	1.37%
ACL to loans and leases	1.49%	1.60%	1.65%	1.69%	1.47%
nm = not meaningful

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	2.75%	3.19%	3.13%	3.77%	4.20%	(0.44)	(1.45)
Yield on loans and leases	4.02%	4.24%	3.96%	4.11%	4.58%	(0.22)	(0.56)
Yield on taxable investments	1.86%	1.77%	1.56%	1.38%	2.50%	0.09	(0.64)
Yield on tax-exempt investments (1)	3.03%	3.08%	3.11%	3.17%	3.14%	(0.05)	(0.11)
Yield on interest bearing cash and temporary investments	0.10%	0.10%	0.10%	0.10%	1.23%	—	(1.13)
Total yield on earning assets (1)	3.41%	3.64%	3.45%	3.59%	4.19%	(0.23)	(0.78)

Cost of interest bearing deposits	0.29%	0.38%	0.49%	0.67%	1.03%	(0.09)	(0.74)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.08%	0.09%	0.09%	0.21%	0.47%	(0.01)	(0.39)
Cost of borrowings	1.33%	1.18%	1.23%	1.33%	1.79%	0.15	(0.46)
Cost of junior subordinated debentures	3.60%	3.73%	4.03%	5.55%	5.45%	(0.13)	(1.85)
Total cost of interest bearing liabilities	0.38%	0.49%	0.59%	0.78%	1.15%	(0.11)	(0.77)

Net interest spread (1)	3.03%	3.15%	2.85%	2.81%	3.04%	(0.12)	(0.01)
Net interest margin (1)	3.18%	3.35%	3.08%	3.09%	3.41%	(0.17)	(0.23)

Performance Ratios:
Return on average assets	1.49%	2.04%	1.68%	0.73%	(25.82)%	(0.55)	27.31
Return on average tangible assets	1.49%	2.04%	1.68%	0.73%	(27.53)%	(0.55)	29.02
Return on average common equity	16.33%	22.92%	19.48%	8.46%	(174.94)%	(6.59)	191.27
Return on average tangible common equity	16.43%	23.07%	19.62%	8.53%	(301.30)%	(6.64)	317.73
Efficiency ratio – Consolidated	56.74%	58.82%	54.52%	55.40%	756.29%	(2.08)	(699.55)
Efficiency ratio – Bank	55.51%	57.77%	53.41%	54.17%	752.92%	(2.26)	(697.41)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$2,483,451	$2,066,572	$1,827,818	$1,563,753	$1,084,854	20%	129%
Investment securities, taxable	2,945,896	2,850,550	2,797,547	2,777,154	2,760,461	3%	7%
Investment securities, tax-exempt	252,741	245,997	237,165	235,934	241,105	3%	5%
Loans held for sale	703,557	696,688	669,646	577,773	406,434	1%	73%
Loans and leases	21,692,639	22,138,283	22,560,076	22,428,142	21,196,989	(2)%	2%
Total interest earning assets	28,078,284	27,998,090	28,092,252	27,582,756	25,689,843	0%	9%
Goodwill and other intangible assets, net	15,598	16,775	18,021	19,253	1,785,608	(7)%	(99)%
Total assets	29,392,490	29,396,311	29,533,871	29,066,775	28,844,773	0%	2%

Non-interest bearing demand deposits	9,897,749	9,587,081	9,335,350	8,484,684	6,880,457	3%	44%
Interest bearing deposits	15,166,198	15,165,049	15,451,816	15,803,595	15,695,309	0%	(3)%
Total deposits	25,063,947	24,752,130	24,787,166	24,288,279	22,575,766	1%	11%
Interest bearing liabilities	16,444,694	16,822,808	17,205,775	17,625,888	17,301,712	(2)%	(5)%

Shareholders' equity - common	2,674,871	2,615,676	2,549,703	2,514,754	4,257,711	2%	(37)%
Tangible common equity (1)	2,659,273	2,598,901	2,531,682	2,495,501	2,472,103	2%	8%
(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders' equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
	Quarter Ended
	March 31, 2021			December 31, 2020			March 31, 2020
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$703,557	$4,845	2.75%	$696,688	$5,554	3.19%	$406,434	$4,264	4.20%
Loans and leases (1)	21,692,639	216,296	4.02%	22,138,283	235,261	4.24%	21,196,989	241,729	4.58%
Taxable securities	2,945,896	13,710	1.86%	2,850,550	12,610	1.77%	2,760,461	17,283	2.50%
Non-taxable securities (2)	252,741	1,915	3.03%	245,997	1,893	3.08%	241,105	1,894	3.14%
Temporary investments and interest-bearing cash	2,483,451	624	0.10%	2,066,572	531	0.10%	1,084,854	3,331	1.23%
Total interest-earning assets	28,078,284	$237,390	3.41%	27,998,090	$255,849	3.64%	25,689,843	$268,501	4.19%
Other assets	1,314,206			1,398,221			3,154,930
Total assets	$29,392,490			$29,396,311			$28,844,773
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,125,398	$414	0.05%	$3,014,292	$448	0.06%	$2,471,556	$3,543	0.58%
Money market deposits	7,360,512	1,491	0.08%	7,210,906	1,731	0.10%	7,107,626	11,759	0.66%
Savings deposits	1,998,927	163	0.03%	1,882,866	183	0.04%	1,485,171	241	0.07%
Time deposits	2,681,361	8,610	1.30%	3,056,985	12,205	1.59%	4,630,956	24,747	2.15%
Total interest-bearing deposits	15,166,198	10,678	0.29%	15,165,049	14,567	0.38%	15,695,309	40,290	1.03%
Repurchase agreements and federal funds purchased	395,946	76	0.08%	388,361	93	0.09%	337,796	395	0.47%
Borrowings	539,077	1,772	1.33%	934,006	2,765	1.18%	906,624	4,046	1.79%
Junior subordinated debentures	343,473	3,052	3.60%	335,392	3,147	3.73%	361,983	4,903	5.45%
Total interest-bearing liabilities	16,444,694	$15,578	0.38%	16,822,808	$20,572	0.49%	17,301,712	$49,634	1.15%
Non-interest-bearing deposits	9,897,749			9,587,081			6,880,457
Other liabilities	375,176			370,746			404,893
Total liabilities	26,717,619			26,780,635			24,587,062
Common equity	2,674,871			2,615,676			4,257,711
Total liabilities and shareholders' equity	$29,392,490			$29,396,311			$28,844,773
NET INTEREST INCOME		$221,812			$235,277			$218,867
NET INTEREST SPREAD			3.03%			3.15%			3.04%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.18%			3.35%			3.41%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $381,000 for the three months ended March 31, 2021, as compared to $370,000 for December 31, 2020 and $332,000 for March 31, 2020.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation Segments
(Unaudited)
Core Banking	Quarter Ended					% Change
(in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Seq. Quarter	Year over Year
Net interest income	$217,574	$230,430	$212,215	$208,245	$216,106	(6)%	1%
Provision (recapture) for credit losses	—	29	(338)	87,085	118,085	(100)%	(100)%
Non-interest income
(Loss) gain on sale of investment securities, net	(702)	(173)	(112)	563	681	306%	(203)%
Gain (loss) on swap derivatives, net	11,750	3,955	1,765	(823)	(14,306)	197%	(182)%
Non-interest income (excluding above items)	32,403	40,921	39,678	31,697	36,588	(21)%	(11)%
Total non-interest income	43,451	44,703	41,331	31,437	22,963	(3)%	89%
Non-interest expense
Goodwill Impairment	—	—	—	—	1,784,936	nm	(100)%
Exit and disposal costs	1,200	725	792	548	524	66%	129%
Non-interest expense (excluding above items)	145,161	171,634	148,519	141,448	147,896	(15)%	(2)%
Allocated expenses, net (1)	(790)	(3,565)	(2,976)	(1,963)	(3,053)	(78)%	(74)%
Total non-interest expense	145,571	168,794	146,335	140,033	1,930,303	(14)%	(92)%
Income (loss) before income taxes	115,454	106,310	107,549	12,564	(1,809,319)	9%	(106)%
Provision (benefit) for income taxes	28,106	(13,508)	20,988	(5,544)	33,445	(308)%	(16)%
Net income (loss)	$87,348	$119,818	$86,561	$18,108	$(1,842,764)	(27)%	(105)%

Effective Tax Rate	24%	(13%)	20%	(44%)	(2%)
Efficiency Ratio	56%	61%	58%	58%	807%

Total assets	$29,529,769	$28,438,813	$28,652,477	$28,942,285	$26,935,780	4%	10%
Loans held for sale	$9,406	$111,670	$39,453	$40,694	$35,075	(92)%	(73)%
Total loans and leases	$22,160,860	$21,779,367	$22,426,473	$22,671,455	$21,251,478	2%	4%
Total deposits	$25,425,339	$24,200,012	$24,102,498	$24,421,486	$22,333,553	5%	14%

Key Rates, end of period:
10 year CMT	1.74%	0.93%	0.69%	0.66%	0.70%
FHLMC 30 year fixed	3.18%	2.67%	2.88%	3.13%	3.50%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment.

Umpqua Reports First Quarter 2021 Results
April 21, 2021

Umpqua Holdings Corporation Segments - Continued
(Unaudited)
Mortgage Banking	Quarter Ended					% Change
(in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Seq. Quarter	Year over Year
Net interest income	$3,857	$4,477	$4,359	$4,258	$2,429	(14)%	59%
Provision for credit losses	—	—	—	—	—	nm	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	62,505	83,388	98,703	86,781	39,347	(25)%	59%
Servicing	9,087	9,497	8,796	8,533	8,880	(4)%	2%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,545)	(4,431)	(4,878)	(5,042)	(5,329)	3%	(15)%
Changes due to valuation inputs or assumptions	(2,014)	(9,426)	(12,244)	(6,395)	(25,358)	(79)%	(92)%
Non-interest income (excluding above items)	316	229	216	166	142	38%	123%
Total non-interest income	65,349	79,257	90,593	84,043	17,682	(18)%	270%
Non-interest expense
Non-interest expense	41,231	38,953	40,896	39,914	29,302	6%	41%
Allocated expenses, net (1)	790	3,565	2,976	1,963	3,053	(78)%	(74)%
Total non-interest expense	42,021	42,518	43,872	41,877	32,355	(1)%	30%
Income (loss) before income taxes	27,185	41,216	51,080	46,424	(12,244)	(34)%	(322)%
Provision (benefit) for income taxes	6,796	10,304	12,770	11,606	(3,061)	(34)%	(322)%
Net income (loss)	$20,389	$30,912	$38,310	$34,818	$(9,183)	(34)%	(322)%

Effective Tax Rate	25%	25%	25%	25%	25%
Efficiency Ratio	61%	51%	46%	47%	161%

Total assets	506,911	796,362	784,964	702,963	604,602	(36)%	(16)%
Loans held for sale	367,075	654,555	644,507	564,705	446,466	(44)%	(18)%
Total deposits	461,494	422,189	567,285	422,892	365,822	9%	26%

LHFS Production Statistics:
Closed loan volume for-sale	1,635,532	1,769,432	1,922,789	1,826,095	1,148,184	(8)%	42%
Gain on sale margin	3.82%	4.71%	5.13%	4.75%	3.43%
Direct LHFS expense	31,151	33,210	35,678	34,057	24,045	(6)%	30%
Direct LHFS expenses as % of volume	1.90%	1.88%	1.86%	1.87%	2.09%

MSR Statistics:
Residential mortgage loans serviced for others	13,030,467	13,026,720	12,964,361	12,746,125	12,533,045	0%	4%
MSR, net	100,413	92,907	93,248	96,356	94,346	8%	6%
MSR as % of serviced portfolio	0.77%	0.71%	0.72%	0.76%	0.75%

Key Rates, end of period:
10 year CMT	1.74%	0.93%	0.69%	0.66%	0.70%
FHLMC 30 year fixed	3.18%	2.67%	2.88%	3.13%	3.50%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment.

##